EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. §1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Kirk Look, the Chief Financial Officer of Oncolytics Biotech Inc. (the “Company”), hereby certify, that, to the best of my knowledge:

1.The Annual Report of the Company on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 30, 2026	/s/ Kirk Look
Kirk Look, CA Chief Financial Officer (Principal Accounting and Financial Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Oncolytics Biotech Inc. specifically incorporates it by reference.